UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

May 8, 2009
Date of Report (Date of earliest event reported)

2020 CHINACAP ACQUIRCO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33799	20-5500605
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

c/o Surfmax Corporation
221 Boston Post Road East
Suite 410
Marlborough, Massachusetts	01752
(Address of principal executive offices)	(Zip Code)

(508) 624-4948
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 9, 2009, 2020 ChinaCap Acquirco, Inc. (the “Company”), Exceed Company Ltd. (“Exceed”), a wholly-owned subsidiary of the Company formed under the laws of the British Virgin Islands with limited liability, Windrace International Company Limited, an operating company in the People’s Republic of China (“Windrace”), and the holders of the issued and outstanding shares of Windrace (the “Sellers”) entered into a letter agreement (the “Letter Agreement”) amending the Agreement for Sale and Purchase of Windrace (the “Purchase Agreement”) dated May 8, 2009, as previously amended on July 27. 2009, whereby Exceed will purchase 100% of the issued and outstanding ordinary shares of Windrace held by the Sellers.

Under the Letter Agreement, the parties extended the deadline for meeting the conditions of the Purchase Agreement until November 7, 2009 and agreed that the shares of Exceed following the contemplated transactions could be listed on the Nasdaq Capital Market, subject to the approval of Nasdaq.

A copy of the Letter Agreement is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Letter Agreement dated September 9, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

2020 CHINACAP ACQUIRCO, INC.

Date: September 14, 2009	By:	/s/ George Lu
	Name:	George Lu
	Title:	Chairman, Chief Executive Officer and President